SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2004

SS&C Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28430	06-1169696

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX

Item 2. Acquisition or Disposition of Assets.

     On April 12, 2004, SS&C Technologies, Inc. (the “Company”) acquired all of the outstanding shares of OMR Systems Corporation and OMR Systems International Limited (together, “OMR”), subsidiaries of ADP Financial Information Services, Inc. (“ADP”), pursuant to a Stock Purchase Agreement, dated as of March 15, 2004 (the “Agreement”) by and between the Company and ADP. OMR provides treasury processing software and outsourcing solutions to banks in Europe and the United States and offers comprehensive hedge fund administration. OMR’s TradeThru™ software is a multi-bank, multi-currency and multi-entity straight-through processing system, delivering fully automated, front-to-back office functionality, primarily to financial institutions. OMR’s Xacct™ service provides hedge funds and other alternative investment managers with a scalable, back-office solution. The Company intends to continue to operate OMR’s business in substantially the same manner as it was operated by ADP prior to the acquisition.

     The Company paid $19,671,000 in cash for the shares of OMR. The purchase price was paid from the Company’s working capital. The consideration was determined as a result of arm’s-length negotiations. Prior to the execution of the Agreement, to the knowledge of the Company, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with ADP.

     The summary description of the Agreement set forth above is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     The financial statements of OMR required by this item are not included with this initial report. The required financial statements will be filed by amendment no later than June 28, 2004.

     (b) Pro Forma Financial Information.

     The pro forma financial information required by this item is not included with this initial report. The required pro forma financial information will be filed by amendment no later than June 28, 2004.

     (c) Exhibits.

     See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2004	SS&C TECHNOLOGIES, INC.

	By:	/s/ Patrick J. Pedonti

Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Stock Purchase Agreement, dated as of March 15, 2004, by and between SS&C Technologies, Inc. and ADP Financial Information Services, Inc., is incorporated herein by reference to Exhibit 2.2 of SS&C Technologies, Inc.’s Registration Statement on Form S-3, as amended (File No. 333-113178).

†	SS&C Technologies, Inc. hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.